EXHIBIT 99.1

ENSCO INTERNATIONAL INCORPORATED

Contract Status of Offshore Rig Fleet

As of September 17, 2001

		Water	Customers/			Estimated Availability &
Rig Name	Design	Depth	Status	Day Rate	Location	Comments

Gulf of Mexico
Jackups
ENSCO 51	F&G 780 MOD II	300	Shipyard			Damaged in blowout and subsequent fire. Rig is being inspected and evaluated.
ENSCO 54	F&G 780 MOD II	300	Available			9/01
ENSCO 55	F&G 780 MOD II	300	Forest Oil	High 30's	S. Marsh Island 105	12/01, market rates
ENSCO 60	Levingston 111-C	300	Available			9/01
ENSCO 64	MLT 53	250	Shipyard			12/01
ENSCO 67	MLT 84 Class	400	W&T Offshore	Low 60's	E. Cameron 345	10/01
ENSCO 68	MLT 84 Class	350	Available			9/01
ENSCO 69	MLT 84 Class	400	Samedan	Mid 40's	Vermillion 371	11/01
ENSCO 81	MLT 116-C	350	Houston Expl.	High 40's	Mustang Island A-31	1/02
ENSCO 82	MLT 116-C	300	BP	High 50's	Matagorda Island 487	12/01
ENSCO 83	MLT 82 SD-C	250	Available			9/01
ENSCO 84	MLT 82 SD-C	250	Available			9/01
ENSCO 86	MLT 82 SD-C	250	ExxonMobil	Mid 40's	Mobile Bay 63	Month to month
ENSCO 87	MLT 116-C	350	ADTI	Low 40's	High Island A-554	11/01
ENSCO 88	MLT 82 SD-C	250	Available			9/01
ENSCO 89	MLT 82 SD-C	250	ExxonMobil	Mid 40's	Grand Isle 16	Month to month
ENSCO 90	MLT 82 SD-C	250	Bois d' Arc	Mid 30's	S. Timbalier 11	10/01
ENSCO 93	MLT 82 SD-C	250	BP	Mid 30's	Matagorda Island 623	10/01, rate adjusted to index
ENSCO 94	Hitachi C-250	250	Shipyard			9/01
ENSCO 95	Hitachi C-250	250	Chevron	Mid 40's	S. Timbalier 176	Well to well
ENSCO 98	MLT 82 SD-C	250	UNOCAL	High 40's	Eugene Island 39	4/02, market rates
ENSCO 99	MLT 82 SD-C	250	ExxonMobil	Low 50's	Mobile Bay 112	Month to month

Semisubmersible
ENSCO 7500	Semisubmersible	7500	Burlington	Low 180's	Mississippi Canyon 392	1/04

Platform Rigs
ENSCO 21	2000 HP API		Available			9/01
ENSCO 22	2000 HP API		Available			9/01
ENSCO 23	2000 HP API		Available			9/01
ENSCO 24	2000 HP API		ExxonMobil	Mid 20's	S. Pass 93	10/01
ENSCO 25	3000 HP API		Texaco	Low 20's	Viosca Knoll 786	1/02
ENSCO 26	3000 HP API		ExxonMobil	Low 30's	Aliminos Canyon 25	1/02
ENSCO 29	3000 HP API		Available			9/01

North Sea
ENSCO 70	Hitachi K1032N	250	DONG/Phillips	Mid 70's	Denmark	Dec. 01
ENSCO 71	Hitachi K1032N	225	Maersk	Low 70's	Denmark	Jul 02; 21 days shipyard downtime in Q4
ENSCO 72	Hitachi K1025N	225	Burlington	Mid 70's	UK - Irish Sea	Dec. 01
ENSCO 80	MLT-116-CE	225	Available			Sep. 01
ENSCO 85	MLT-116-C	225	Clyde	High 60's	Netherlands	Jan. 02; rate increase to low 70's in Oct. 01
ENSCO 92	MLT-116-C	225	Conoco	Mid 70's	UK	Jan. 02
ENSCO 100	MLT-150-88	325	VEBA	Low 40's	Netherlands	Dec. 01
ENSCO 101	KFELS MOD V	400	DONG	Low 90's	Denmark	Apr. 02

Asia Pacific
ENSCO 50	F&G 780 Mod II	300	BP	High 30's	Indonesia	April 02; rate increase to Mid 60's, Jan. 02
ENSCO 52	F&G 780 Mod II	300	Petronas	Mid 50's	Malaysia	Nov. 02
ENSCO 53	F&G 780 Mod II	300	Unocal	High 50's	Thailand	Jun. 02
ENSCO 56	F&G 780 Mod II	300	Apache Energy	Low 70's	Australia	May 02
ENSCO 57	F&G 780 Mod II	300	Unocal	Mid 20's	Thailand	Jan. 03; Jan. 02 - Jan. 03, low 50's
ENSCO 96	Hitachi C-250	250	NDC/ADMA	High 20's	U.A.E.	Oct. 01
ENSCO 97	MLT 82-SD-C	250	Maersk	High 40's	Qatar	Aug. 02

South America
ENSCO I	Barge Rig		Chevron	Mid 40's	Lake Maracaibo	Q4 2001; received notice of intent to effect early termination
ENSCO II	Barge Rig		Chevron	Mid 40's	Lake Maracaibo	May 04; assigned to Shell, Jun. 01 - Jun. 02
ENSCO III	Barge Rig		Chevron	Low 40's	Lake Maracaibo	Jul. 04
ENSCO V	Barge Rig		Available
ENSCO VI	Barge Rig		Available
ENSCO XI	Barge Rig		Available
ENSCO XII	Barge Rig		Venture Production	High 20's	Trinidad	Feb. 02
ENSCO XIV	Barge Rig		Stacked		Lake Maracaibo
ENSCO XV	Barge Rig		Stacked		Lake Maracaibo